UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2015

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York	12110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (518) 795-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

In January 2015, AngioDynamics, Inc. (“AngioDynamics”) executed a non-binding letter of intent to enter into a strategic relationship with privately-held EmboMedics Inc. (“EmboMedics”), of Minneapolis, Minn., which develops injectable and resorbable embolic microspheres.  Pursuant to the letter, subject to negotiation and execution of a mutually satisfactory definitive agreement, AngioDynamics and EmboMedics would take the following actions:  (i) AngioDynamics would make an equity investment in EmboMedics through the purchase of senior preferred stock; (ii) EmboMedics would grant AngioDynamics an exclusive worldwide sublicense to market, manufacture and sell EmboMedics’ resorbable microsphere technology upon regulatory approval as well as a right of first refusal with respect to EmboMedics’ next generation embolization technology; and (iii) AngioDynamics would make additional equity investments and/or obtain the exclusive option to acquire EmboMedics based on the achievement of certain milestones.  The non-binding letter of intent is subject to the successful negotiation and execution of a definitive agreement, AngioDynamics’ satisfactory completion of due diligence, the approval of AngioDynamics’ Board of Directors and receipt of any required regulatory and other approvals.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.

Date: March 2, 2015	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel